                          GREEN TREE FINANCIAL CORP.
                       NET INTEREST MARGIN TRUST 1994-B
                                 JANUARY, 1996
                           PAYMENT FEBRUARY 15, 1996
              7.85% SECURITIZED NET INTEREST MARGIN CERTIFICATES


                                     CUSIP#                   393534AB8
                                     Trust Account #          33-31958-0
                                     Distribution Date:       February 15, 1994

SECURITIZED NET INTEREST MARGIN                                  PER $1,000
CERTIFICATES                                                      ORIGINAL

1.  Amount Available                        1,882,862.80

Interest

2.  Aggregate Interest                        383,745.79         4.15309296

3.  Amount Applied to:
    (a) accrued but unpaid Interest

4.  Remaining:
    (a) accrued but unpaid Interest

5.  Monthly Interest                          383,745.79

Principal

6.  Current month's principal
    distribution                            1,499,117.01        16.22421006

7.  Remaining outstanding principal
    balance                                57,162,659.14        618.6434972
    Pool Factor                                .61864350

8.  Present value of the projected
    remaining aggregate cashflows of
    the Finance I Assets and the
    Residual Assets, as of the immediately
    preceding Distribution Date            88,595,828.31

9.  Aggregate principal balance of
    loans refinanced by Green Tree
    Financial Corp.                           380,383.67

11. Weighted average CPR                           6.97%

12. Weighted average CDR                           1.28%

13. Annualized net loss percentage                 0.52%

14. Delinquency          30-59 day                 1.12%
                         60-89 day                 0.41%
                         90+ day                   0.79%
                         Total 30+                 2.32%
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                           GREEN TREE FINANCIAL CORP.
                        NET INTEREST MARGIN TRUST 1994-B
                                 JANUARY, 1996
                           PAYMENT FEBRUARY 15, 1996

                              Fee Assets
                  ----------------------------------
                  Guarantee      Inside   Fee Asset
                     Fees         Refi      Total
                  ----------    --------  ----------

GTFC 1994-1       730,237.94    9,350.62  739,588.56
GTFC 1994-3
GTFC 1994-4
                  ----------    --------  ----------
                  730,237.94    9,350.62  739,588.56


Total amount of Guarantee Fees and
  Inside Refinance Payments               739,588.56

Payment on Finance 1 Note                 739,588.56

Allocable to Interest (current)           141,177.03

Allocable to accrued but unpaid Interest         .00

Accrued and unpaid Trustee Fees                  .00

Allocable to Principal                    598,411.53

Finance 1 Note Principal Balance       20,982,790.83

                          GREEN TREE FINANCIAL CORP.
                       NET INTEREST MARGIN TRUST 1994-B
                                 JANUARY, 1996
                           PAYMENT FEBRUARY 15, 1996

                                       Inside
                       Residual         Refi        Total
                     ------------     ---------  ------------
GTFC 1994-1                   .00           .00           .00
GTFC 1994-2            423,170.26      5,407.94    428,578.20
GTFC 1994-3            225,841.87      2,842.27    228,684.14
GTFC 1994-4            474,857.89     11,154.01    486,011.90
                     ------------     ---------  ------------

                     1,123,870.02     19,404.22  1,143,274.24


Total Residual and Inside
 Refinance Payments                              1,143,274.24